                         SATCON TECHNOLOGY CORPORATION
           FORM 10-Q; FISCAL YEAR 1998; QUARTER ENDED MARCH 31, 1998
                COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                             Three months ended            Six months ended
                                                                                  March 31,                     March 31,
                                                                           ----------   ----------     ----------   ----------
                                                                              1998          1997           1998        1997
                                                                           ----------   ----------     ----------   ----------
Net loss.............................................................      $ (911,029)  $ (306,937)   $(1,540,241)  $ (960,102)
                                                                           ==========   ==========    ===========   ==========
BASIC:
Common shares outstanding, beginning of period.......................       8,918,844    7,447,695      8,769,146    7,359,074
Weighted average common shares issued during the period..............          36,027       30,190        130,923       72,955
                                                                           ----------   ----------    -----------   ----------
Weighted average common shares outstanding-basic, end of period......       8,954,871    7,477,885      8,900,069    7,432,029
                                                                           ==========   ==========    ===========   ==========
Net loss per weighted average share, basic...........................      $   ( 0.10)  $    (0.04)   $     (0.17)  $    (0.13)
                                                                           ==========   ==========    ===========   ==========

DILUTED:
Common shares outstanding, beginning of period.......................       8,918,844    7,447,695      8,769,146    7,359,074
Weighted average common shares issued during the period..............          36,027       30,190        130,923       72,955
Weighted average common stock equivalents(a).........................            -            -              -            -
                                                                           ----------   ----------    -----------   ----------
Weighted average common shares outstanding-diluted,
          end of period..............................................       8,954,871    7,477,885      8,900,069    7,432,029
                                                                           ==========   ==========    ===========   ==========
Net loss per weighted average share, diluted.........................      $    (0.10)  $    (0.04)   $     (0.17)  $    (0.13)
                                                                           ==========   ==========    ===========   ==========
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(a) not included if antidilutive